SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

January 9, 2009

NATURAL NUTRITION, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	02-27569	65-0847995
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

109 North Post Oak Lane, Suite 422, Houston, Texas	77024
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(713) 621-2737

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On January 9, 2009, Natural Nutrition, Inc., a Nevada corporation (the “Company”) entered into an agreement (the “Agreement”) with YA Global Investments, L.P. (“YA Global”) pursuant to which YA Global agreed to defer an installment payment due on January 1, 2009 under that certain Secured Convertible Debenture issued by the Company to YA Global issued on May 31, 2007 in the original principal amount of US$9,292,894 (the “Debenture”).  In accordance with the Agreement, YA Global shall defer such installment payment equal to CDN$375,000 to the installment date occurring on October 1, 2009.  The deferral was made on a one-time basis solely with respect to the January 1, 2009 installment and shall not be deemed a waiver or deferral of any other provisions of the Debenture or any other installment payments, including, without limitation, those installment payments due on April 1, 2009 and July 1, 2009.  A copy of the Agreement is attached hereto as Exhibit 10.1.

On January 14, 2009, the Company entered into an agreement (the “Deferral”) with InterACTIVE Nutrition International Inc. (“INI”) pursuant to which the Company agreed to defer an installment payment due on December 31, 2008 under that certain Amended and Restated Promissory Note issued by INI to the Company on June 1, 2007 in the original principal amount of CDN$11,375,517 (the “Note”).  In accordance with the terms of the Deferral, the Company shall defer such installment payment equal to US$500,000 to the installment date occurring on June 30, 2009. Such deferral was made on a one-time basis solely with respect to the December 31, 2008 installment and shall not be deemed a waiver or deferral of any other provisions of the Note or any other installment payments. No other changes or modifications to the Note were effected by the Deferral. A copy of the Deferral is attached hereto as Exhibit 10.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit No. Description:

EXHIBIT	DESCRIPTION	LOCATION
Exhibit 10.1	Agreement, dated January 9, 2009, by and between Natural Nutrition, Inc. and YA Global Investments, L.P.	Provided herewith
Exhibit 10.2	Agreement, dated January 14, 2009, by and between Natural Nutrition, Inc. and InterACTIVE Nutrition International Inc.	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2009	NATURAL NUTRITION, INC.

	By:	/s/ Timothy J. Connolly
	Name:	Timothy J. Connolly
	Title:	Chief Executive Officer